UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254	27-3051592
(Commission File No.)	(IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

(1)
The Company’s subsidiary, Grupo Mineral Inca, SAC. “GMI” has entered into a Joint Venture Agreement “JVA” to purchase an undivided 50% interest in a producing cooper mine. This is a hard rock project located in the Andes Mountains of Southeastern Peru. Terms of the JVA are GMI will provide a cash infusion and equipment to the already producing project. The initial cash payment for the JV was loaned to the company by our CEO, Paul Howarth, via Renard Properties, LLC. Terms of the loan are interest only payments for the next two years and a balloon payment due at the expiration of the two 2 year term, or at profitability, which ever comes first. Our CEO will have a lien against the project until all monies advanced plus interest is paid in full. This agreement has no guaranteed stock conversion rights or guaranteed stock conversion discount. Our CEO has no intention of converting this specific note into stock. The project currently has 3.7 miles of tunnels blasted and has one ore shaft, or “Pick” ready to be mined. Currently, we are hiring 25 additional mine workers and support staff and plan on opening up two more “Picks” for increased ore volume. 100 percent of the cash infusion provided by GMI will go to expanding its operation’s at the site. All needed equipment for processing the ore and making it ready to ship to the refinery were put in place this week. The company has also retained a Metal ore Scientist to supervise the refining process. Because if its remote location, the workers are going to work in 45 day cycles. At the end of each 45 day cycle, the ore will be loaded into dump trucks and transported to the refinery for processing. The refining process takes 5-7 days. Then the company will have sellable copper concentrate with smaller amounts of sellable silver and gold.

(2)
The Company’s South American mining operations has produced 254g of Gold since one of it’s 3 mining camps re-commenced operations in the middle of February. The Company plans on reporting the combined results from all of it’s mining sites on a bi monthly basis. (5th and 25th of each month via 8k or similar.) Our next production update will be 3/25/14. We currently have 1 of 3 mining camps working at this time. The other two are delayed because of substantial rains.

(3)	The company has been contacted by shareholders asking for future production estimates. It is the companies position that we will only report actual production results.

(4)	Since Asher Enterprises no longer has a position in the company, the company has been looking at additional ways to cut costs since we have eliminated Asher as a source of funding.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.

Dated: March 3, 2014	By:	/s/ Paul Howarth
Name: Paul Howarth
Title: CEO

3